AMENDED AND RESTATED DECLARATION OF TRUST

OF

NUVEEN INVESTMENT TRUST II

AMENDED AND RESTATED DECLARATION OF TRUST made as of this 1st day of May 2026, hereby amends and restates in its entirety the Declaration of Trust dated June 27, 1997, by the Trustees hereunder. This Amended and Restated Declaration of Trust shall take effect as of the 1st day of May, 2026.

WHEREAS, the Trustees desire to establish a trust fund for the purposes of carrying on the business of a management investment company; and

WHEREAS, in furtherance of such purpose, the Trustees and any successor Trustees elected in accordance with Article V hereof are acquiring and may hereafter acquire assets and properties which they will hold and manage as trustees of a Massachusetts business trust with transferable shares in accordance with the provisions hereinafter set forth;

NOW, THEREFORE, the Trustees and any successor Trustees elected or appointed in accordance with Article V hereof hereby declare that they will hold all cash, securities and other assets and properties, which they may from time to time acquire in any manner as Trustees hereunder, IN TRUST, and that they will manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust as hereinafter set forth.

ARTICLE I

NAME AND DEFINITIONS

Section 1.  Name. This Trust shall be known as the “Nuveen Investment Trust II” and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

Section 2.  Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

(a)  The “Trust” refers to the Massachusetts voluntary association established by this Declaration of Trust, as amended from time to time;

(b)  “Trustee” or “Trustees” refers to each signatory to this Declaration of Trust so long as such signatory shall continue in office in accordance with the terms hereof, and all other individuals who at the time in question have been duly elected or appointed and qualified in accordance with Article V hereof and are then in office;

(c)  “Class” means one or more classes of Shares of the Trust as may be established and designated as a Class from time to time by the Trustees pursuant to Section 2 of Article IV hereof;

(d)  “Series” individually or collectively means each Series of Shares as may be established and designated from time to time by the Trustees pursuant to Section 2 of Article IV hereof;

(e)  “Shares” means the shares of beneficial interest described in Article IV hereof, including the Shares of any and all Series and Classes which may be established and designated by the Trustees from time to time, and include fractions of Shares as well as whole Shares, and ETF Shares of any ETF Class as defined below. All references to Shares in this Declaration shall be deemed to include references to Shares of any or all Series or Classes as the context may require;

(f)  “ETF Class” means any Class of shares (“ETF Shares”) that operates as an exchange-traded fund under the 1940 Act;

(g)  The term “Creation Unit” shall have the meaning set forth in Article IV, Section 2(b) of this Declaration of Trust;

(h)  “Shareholder” means a record owner of Shares;

(i)  The “1940 Act” refers to the Investment Company Act of 1940 (and any successor statute) and the rules and regulations thereunder, all as amended from time to time including any exemptive, interpretive or other relief or guidance issued by the Commission (as defined below) or the staff of the Commission under such Act;

(j)  The terms “Commission,” “Interested Person,” “Principal Underwriter” and “vote of a majority of the outstanding voting securities” shall have the meanings given them in the 1940 Act;

(k)  “Declaration of Trust” or “Declaration” shall mean this Declaration of Trust as amended or restated from time to time;

(l)  “Trust Property” means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or any Series, as the context may require; and

(m)  By-Laws” shall mean the By-Laws of the Trust as amended from time to time.

ARTICLE II

NATURE AND PURPOSE OF TRUST

The Trust is a voluntary association with transferable shares (commonly known as a business trust) of the type referred to in Chapter 182 of the General Laws of the Commonwealth of Massachusetts. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general or a limited partnership, joint venture, corporation or joint stock company, nor shall the Trustees or Shareholders or any of them for any purpose be deemed to be, or be treated in any way whatsoever as though they were, liable or responsible hereunder as partners or joint venturers. The purpose of the Trust is to engage in, operate and carry on the business of an open-end management investment company and to do any and all acts or things as are necessary, convenient, appropriate, incidental or customary in connection therewith.

The Trust set forth in this instrument shall be deemed made in the Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust. No provision of this Declaration shall be effective to require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the 1940 Act, or of any valid rule, regulation or order of the Commission thereunder.

ARTICLE III

REGISTERED AGENT; PRINCIPAL PLACE OF BUSINESS

The name of the registered agent of the Trust is Corporation Service Company at 84 State Street, Boston, Massachusetts. The principal place of business of the Trust is 333 West Wacker Drive, Chicago, Illinois 60606. The Trustees may, without the approval of Shareholders, change the registered agent of the Trust and the principal place of business of the Trust.

ARTICLE IV

BENEFICIAL INTEREST

Section 1.  Shares of Beneficial Interest

(a)  Shares of Beneficial Interest. The beneficial interest in the Trust shall be divided into such transferable Shares of beneficial interest, of such Series or Classes, and of such designations and par values (if any) and with such rights, preferences, privileges and restrictions as shall be determined by the Trustees in their sole discretion, without Shareholder approval, from time to time and shall initially consist of one Class of transferable shares, par value $.01 per share. The number of Shares is unlimited and each Share, including without limitation Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable. The Trust or a Series shall have the right to refuse to issue Shares to any person at any time and for any reason or for no reason whatsoever. The Trustees shall have full power and authority, in their sole discretion and without obtaining any prior authorization or vote of the Shareholders of the Trust or of the Shareholders of any Series or Class of Shares, to create and establish (and to change in any manner) Shares or any Series or Classes thereof with such preferences, voting powers, rights and privileges as the Trustees may from time to time determine; to divide or combine the Shares or the Shares of any Series or Classes thereof into a greater or lesser number; to classify or reclassify any issued Shares into one or more Series or Classes of Shares; to abolish any one or more Series or Classes of Shares; and to take such other action with respect to the Shares as the Trustees may deem desirable. Except as may be specifically set forth in Section 2 of this Article IV or in an instrument establishing and designating Classes or Series of Shares, the Shares shall have the powers, preferences, rights, qualifications, limitations and restrictions described below:

(i)  In the event of the termination of the Trust the holders of the Shares shall be entitled to receive pro rata the net distributable assets of the Trust.

(ii)  Each holder of Shares shall be entitled to one vote for each Share held on each matter submitted to a vote of Shareholders, and the holders of outstanding Shares shall vote together as a single class.

(iii)  Dividends or other distributions to Shareholders, when, as and if declared or made by the Trustees, shall be shared equally by the holders of Shares on a share for share basis, such dividends or other distributions or any portion thereof to be paid in cash or to be reinvested in full and fractional Shares of the Trust as the Trustees shall direct.

(iv)  Any Shares purchased, redeemed or otherwise reacquired by the Trust shall be retired automatically and such retired Shares shall have the status of authorized but unissued Shares.

(v)  Shares may be issued from time to time, without the vote of the Shareholders (or, if the Trustees in their sole discretion deem advisable, with a vote of Shareholders), either for cash or for such other consideration (which may be in any one or more instances a certain specified consideration or certain specified considerations) including by exchange for Shares of a different Class or Series and on such terms as the Trustees, from time to time, may deem advisable, and the Trust may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of liabilities).

(vi)  The Trust may issue Shares in fractional denominations to the same extent as its whole Shares, and Shares in fractional denominations shall be Shares having proportionately to the respective fractions represented thereby all the rights of whole Shares, including, without limitation, the right to vote, the right to receive dividends and distributions and the right to participate upon termination of the Trust.

(vii) The Trustees may from time to time, without the vote of Shareholders, divide or combine Shares into a greater or lesser number without thereby changing their proportionate beneficial interest in the Trust.

Section 2.  Series and Classes of Shares.

(a)  Series. The Trustees, in their sole discretion, without obtaining any prior authorization or vote of the Shareholders of the Trust or of the Shareholders of any Series or Class of Shares, from time to time may authorize the division of Shares into two or more Series, the number and relative rights, privileges and preferences of which shall be established and designated by the Trustees, in their discretion, upon and subject to the following provisions:

(i)  All Shares shall be identical except that there may be such variations as shall be fixed and determined by the Trustees between different Series as to purchase price, right of redemption, and the price, terms and manner of redemption, and special and relative rights as to dividends and on liquidation.

(ii)  The number of authorized Shares and the number of Shares of each Series that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series into one or more Series that may be established and designated from time to time. The Trustees may hold as treasury shares (of the same or some other Series), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any Series reacquired by the Trust at their discretion from time to time.

(iii)  The power of the Trustees to invest and reinvest the assets of the Trust allocated or belonging to any particular Series shall be governed by Section 1, Article VI hereof unless otherwise provided in the instrument of the Trustees establishing such Series which is hereinafter described.

(iv)  Each Share of a Series shall represent a beneficial interest in the net assets allocated or belonging to such Series only, and such interest shall not extend to the assets of the Trust generally. Dividends and distributions on Shares of a particular Series or Class of a Series may be paid with such frequency as the Trustees may determine, which may be monthly or otherwise, pursuant to a standing vote or votes adopted only once or with such frequency as the Trustees may determine, to the Shareholders of that Series or Class of that Series only, from such of the income and capital gains, accrued or realized, from the assets belonging to that Series. All dividends and distributions on Shares of a particular Series or Class shall be distributed pro rata to the Shareholders of that Series or Class in proportion to the number of Shares of that Series or Class held by such Shareholders at the date and time of record established for the payment of such dividends or distributions. Shares of any particular Series of the Trust may be redeemed solely out of the assets of the Trust allocated or belonging to that Series. Upon liquidation or termination of a Series of the Trust, Shareholders of such Series shall be entitled to receive a pro rata share of the net assets of such Series only.

(v)  Notwithstanding any provision hereof to the contrary, on any matter submitted to a vote of the Shareholders of the Trust, all Shares then entitled to vote shall be voted by individual Series, except that (i) when required by the 1940 Act to be voted in the aggregate, Shares shall not be voted by individual Series, (ii) when the Trustees have determined that the matter affects only the interests of Shareholders of one or more Series, only Shareholders of such Series shall be entitled to vote thereon, and (iii) all Series shall vote together on the election of Trustees.

(b)  Classes. Notwithstanding anything in this Declaration to the contrary, the Trustees may, in their discretion, without obtaining any prior authorization or vote of the

Shareholders of the Trust or of the Shareholders of any Series or Class of Shares, from time to time authorize the division of Shares of the Trust or any Series thereof into Shares of one or more Classes. All Shares of a Class shall be identical with each other and with the Shares of each other Class of the same Series except for such variations between Classes as may be approved by the Board of Trustees and set forth in such instrument of establishment and designation and be permitted under the 1940 Act or pursuant to any exemptive order issued by the Commission. Shares of any ETF Class may be issued and redeemed only in lots of such aggregate number of Shares, to be called “Creation Units,” as may be determined by, or determined pursuant to procedures or methods prescribed or approved by, the Trustees from time to time with respect to any ETF Shares, and, in connection with the issuance and redemption of such Creation Units, the Trustees may determine to charge such transaction fees or such other fees from time to time; provided that such ETF Shares of any Series may be issued other than in such aggregations in connection with any exchange privilege, a merger or reorganization of the Series or as the Trustees may otherwise in their sole discretion determine in accordance with the 1940 Act. Any Class of any Series may be terminated by the Trustees at any time;

(c)  Establishment and Designation of Series and Classes. The establishment and designation of any Series or Class of Shares shall be made either by the vote of a majority of the Trustees or by the execution by a majority of the Trustees of an instrument, in each case setting forth such establishment and designation, the effective date of such establishment and designation and the relative rights, preferences, privileges, limitations, restrictions and other relative terms of such Series and/or Class, whether directly in such resolution or instrument or by reference to one or more documents or instruments outside this Declaration and outside the resolutions, as the same may be in effect from time to time, including any Prospectus relating to such Series or Class. Any such instrument executed by a majority of the Trustees, or, with respect to an establishment and designation made by vote of the Trustees, an instrument setting forth such resolutions and certified by either the Secretary or an Assistant Secretary of the Trust (in each case, a “Designation”), shall further be filed in accordance with the provisions of Section 2 of Article XIII hereof. Additions or modifications to a Designation, including, without limitation any termination of an existing Series or Class, shall be made in the same manner as is permitted for the establishment and designation of such Series or Class.

Section 3.  Ownership of Shares. The ownership and transfer of Shares shall be recorded on the books of the Trust or its transfer or similar agent. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, transfer of Shares and similar matters. The record books of the Trust, as kept by the Trust or any transfer or similar agent of the Trust, shall be conclusive as to who are the holders of Shares and as to the number of Shares held from time to time by each Shareholder. In the event any certificates representing outstanding Shares are at any time outstanding, the Trustees may at any time or from time to time determine that Shares shall no longer be represented by certificates, and in connection therewith, upon written notice to any Shareholder holding certificates representing such Shares, such certificates shall be cancelled, provided that such cancellation shall not affect the ownership by such Shareholder of such Shares, and following such cancellation, ownership and transfer of such Shares shall be recorded by book entry on the books of the Trust or its transfer or similar agent.

Section 4.  No Preemptive Rights, Etc. The holders of Shares shall not, as such holders, have any right to acquire, purchase or subscribe for any Shares or securities of the Trust which it may hereafter issue or sell, other than such right, if any, as the Trustees in their discretion may determine. The holders of Shares shall have no appraisal rights with respect to their Shares and, except as otherwise determined by resolution of the Trustees in their sole discretion, shall have no exchange or conversion rights with respect to their Shares.

Section 5.  Assets and Liabilities of Series. In the event that the Trust, pursuant to Section 2(a) of this Article IV, shall authorize the division of Shares into two or more Series, the following provisions shall apply:

(a)  All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of the Trust. Such consideration, assets, income, earnings, profits and proceeds, including any proceeds derived from the sale, exchange or liquidation of such assets and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items (as hereinafter defined) allocated to that Series as provided in the following sentence, are herein referred to as “Assets belonging to” that Series. In the event that there are any assets, income, earnings, profits or proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Series (collectively “General Items”), the Trustees shall allocate such General Items to and among any one or more of the Series created from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable; and any General Items allocated to a particular Series shall belong to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

(b)  The assets belonging to a particular Series shall be charged with the liabilities of the Trust in respect of that Series and with all expenses, costs, charges and reserves attributable to that Series and shall be so recorded upon the books of the Trust. Liabilities, expenses, costs, charges and reserves charged to a particular Series, together with any General Items (as hereinafter defined) allocated to that Series as provided in the following sentence, are herein referred to as “liabilities belonging to” that Series. In the event there are any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series (collectively “General Items”), the Trustees shall allocate and charge such General Items to and among any one or more of the Series created from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable; and any General Items so allocated and charges to a particular Series shall belong to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

Section 6.  Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms of this Declaration of Trust and to have become a party thereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting. Neither the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise.

ARTICLE V

THE TRUSTEES

Section 1.  Management of the Trust. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility.

Section 2.  Qualification and Number. Each Trustee shall be a natural person. A Trustee need not be a Shareholder, a citizen of the United States, or a resident of the Commonwealth of Massachusetts. By the vote or consent of a majority of the Trustees then in office, the Trustees may fix the number of Trustees at a number not less than two (2) nor more than twelve (12) and may fill the vacancies created by any such increase in the number of Trustees. Except as determined from time to time by resolution of the Trustees, no decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to Section 4 of Article V.

Section 3.  Term and Election. Each Trustee shall hold office until the next meeting of Shareholders called for the purpose of considering the election or re-election of such Trustee or of a successor to such Trustee, and until his successor is elected and qualified, and any Trustee who is appointed by the Trustees in the interim to fill a vacancy as provided hereunder shall have the same remaining term as that of his predecessor, if any, or such term as the Trustees may determine. Any vacancy resulting from a newly created Trusteeship or the death, resignation, retirement, removal, or incapacity of a Trustee may be filled by the affirmative vote or consent of a majority of the Trustees then in office.

Section 4.  Resignation and Removal. Any Trustee may resign his trust or retire as a Trustee (without need for prior or subsequent accounting except in the event of removal) by an instrument in writing signed by him and delivered or mailed to the Chairman, if any, the President or the Secretary, and such resignation or retirement shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any Trustee who has become incapacitated by illness or injury as determined by a majority of the other Trustees, may be retired by written instrument signed by a majority of the other Trustees. Except as aforesaid, any Trustee may be removed from office only for “Cause” (as hereinafter defined) and only (i) by action of at least sixty-six and two- thirds percent (66-2/3%) of the outstanding Shares, or (ii) by written instrument, signed by at least sixty-six and two-thirds percent (66-2/3%) of the remaining Trustees, specifying the date when such removal shall become effective. “Cause” shall require willful misconduct, dishonesty, fraud or a felony conviction.

Section 5.  Vacancies. The death, declination, resignation, retirement, removal, or incapacity, of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, or the number of Trustees as fixed is reduced, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees, and during the period during which any such vacancy shall occur, only the Trustees then in office shall be counted for the purposes of the existence of a quorum or any action to be taken by such Trustees.

Section 6.  Ownership of Assets of the Trust. The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. All of the assets of the Trust shall at all times be considered as automatically vested in the Trustees as shall be from time to time in office. Upon the resignation, retirement, removal, incapacity or death of a Trustee, such Trustee shall automatically cease to have any right, title or interest in any of the Trust property, and the right, title and interest of such Trustee in the Trust property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective without the execution or delivery of any conveyancing or other instruments. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof.

Section 7.  Voting Requirements. In addition to the voting requirements imposed by law or by any other provision of this Declaration of Trust, the provisions set forth in this Article V may not be amended, altered or repealed in any respect, nor may any provision inconsistent with this Article V be adopted, without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding Shares. In the event the holders of the outstanding shares of any Series or Class are required by law or any other provision of this Declaration of Trust to approve such an action by a class vote of such holders, such action must be approved by the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding Shares of such Series or Class or such lower percentage as may be required by law or any other provision of this Declaration of Trust.

ARTICLE VI

POWERS OF TRUSTEES

Section 1.  Powers. The Trustees in all instances shall have full, absolute and exclusive power, control and authority over the Trust assets and the business and affairs of the Trust to the same extent as if the Trustees were the sole and absolute owners thereof in their own right. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The enumeration of any specific power herein shall not be construed as limiting the aforesaid powers. In construing the provisions of this Declaration of Trust, there shall be a presumption in favor of the grant of power and authority to the Trustees. Subject to any applicable limitation in this Declaration, the Trustees shall have power and authority:

(a)  To invest and reinvest in, to buy or otherwise acquire, to hold, for investment or otherwise, to sell or otherwise dispose of, to lend or to pledge, to trade in or deal in securities or interests of all kinds, however evidenced, or obligations of all kinds, however evidenced, or rights, warrants, or contracts to acquire such securities, interests, or obligations, of any private or public company, corporation, association, general or limited partnership, trust or other enterprise or organization foreign or domestic, or issued or guaranteed by any national or state government, foreign or domestic, or their agencies, instrumentalities or subdivisions (including but not limited to, bonds, debentures, bills, time notes and all other evidences or indebtedness); negotiable or non- negotiable instruments; any and all options and futures contracts, derivatives or structured securities; government securities and money market instruments (including but not limited to, bank certificates of deposit, finance paper, commercial paper, bankers acceptances, and all kinds of repurchase agreements) and, without limitation, all other kinds and types of financial instruments;

(b)  To adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve that right to the Shareholders;

(c)  To elect and remove such officers and appoint and terminate such agents as they consider appropriate;

(d)  To set record dates for any purpose;

(e)  To delegate such authority as they consider desirable to any officers of the Trust and to any investment adviser, investment subadviser, transfer agent, custodian, underwriter or other independent contractor or agent;

(f)  Subject to Article IX, Section 1 hereof, to merge, or consolidate the Trust with any other corporation, association, trust or other organization; or to sell, convey, transfer, or lease all or substantially all of the assets of the Trust;

(g)  To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(h)  To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

(i)  To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form; to cause legal title to any Trust Property or the Trust Property of any Series to be held by or in the name of the Trust or any such Series or nominee of the same, or in the name of any other Person, including without limitation, any custodian or sub-custodian or other financial intermediary or agent or nominee of the same engaged by the Trust or any such Series, on such terms as the Trustees may determine;

(j)  To issue, sell, repurchase, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer and otherwise deal in Shares and in any options, warrants or other rights to purchase Shares or any other interests in the Trust other than Shares;

(k)  To set apart, from time to time, out of any funds of the Trust a reserve or reserves for any proper purpose, and to abolish any such reserve;

(l)  To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security or property of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security held in the Trust;

(m)  To authorize the Trust or its agents, in the name of the Trust or in the name of the Trustees, or in the name of one or more of the Trustees, to: collect all money or other property due to the Trust; to pay all claims, including taxes, against the Trust or the Trust Property; bring, prosecute, defend, arbitrate, compromise or abandon any claims relating to the Trust or the Trust Property; foreclose any security interest securing any obligations, by virtue of which any money or other property is owed to the Trust; and to enter into releases, agreements, and other instruments; but the Trustees shall have no liability for failing to authorize any of the foregoing;

(n)  To make distributions to Shareholders;

(o)  To borrow money or any property, real or personal, tangible or intangible, including securities, currencies, any commodities, and any interest therein for any purpose and in this connection for any purpose and in this connection, issue notes or other evidence of indebtedness and to pledge, mortgage, or hypothecate all or any portion of the Trust Property;

(p)  To establish, from time to time, a minimum total investment for Shareholders, and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum upon such terms as shall be established by the Trustees;

(q)  To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

(r)  To purchase and pay for out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business of the Trust, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, investment subadvisers or managers, principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment adviser, subadviser or manager, principal underwriter, or independent contractor, whether or not any such action may be determined to constitute negligence, and whether or not the Trust would have the power to indemnify such person against such liability;

(s)  To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust; and

(t)  In the case of any ETF Shares, to list the Shares of any such ETF Class on one or more securities exchanges or other trading markets, to facilitate the trading of such Shares at market prices on such securities exchanges or other trading markets, and to cease such operation and/or listing at any time, in accordance with applicable law and applicable rules of the exchange or trading market.

Any determination made by or pursuant to the direction of the Trustees in good faith and consistent with the provisions of this Declaration of Trust shall be final and conclusive and shall be binding upon the Trust and every holder at any time of Shares, including, but not limited to the following matters: the amount of the assets, obligations, liabilities and expenses of the Trust; the amount of the net income of the Trust from dividends, capital gains, interest or other sources for any period and the amount of assets at any time legally available for the payment of dividends or distributions; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges were created shall have been paid or discharged); the market value, or any quoted price to be applied in determining the market value, of any security or other asset owned or held by the Trust; the fair value of any security for which quoted prices are not readily available, or of any other asset owned or held by the Trust; the number of Shares of the Trust issued or issuable; the net asset value per Share; any matter relating to the acquisition, holding and depositing of securities and other assets by the Trust; any question as to whether any transaction constitutes a purchase of securities on margin, a short sale of securities, a borrowing, or an underwriting of the sale of, or participation in any underwriting or selling group in connection with the public distribution of, any securities, and any matter relating to the issue, sale, redemption, repurchase, and/or other acquisition or disposition of Shares of the Trust. No provision of this Declaration of Trust shall be effective to protect or purport to protect any Trustee or officer of the Trust against any liability to the Trust or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Section 2.  Manner of Acting, By-Laws. The By-Laws shall make provision from time to time for the manner in which the Trustees may take action, including, without limitation, at meetings within or without Massachusetts, including meetings held by means of a conference telephone or other communications equipment, or by written consents, the quorum and notice, if any, that shall be required for any meeting or other action, and the delegation of some or all of the power and authority of the Trustees to any one or more committees which they may appoint from their own number, and terminate, from time to time.

ARTICLE VII

EXPENSES OF THE TRUST

The Trustees shall have the power to reimburse themselves from the Trust property for their expenses and disbursements, to pay reasonable compensation to themselves from the Trust property, and to incur and pay out of the Trust property any other expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration of Trust, or to exercise any of the powers of the Trustees hereunder.

ARTICLE VIII

INVESTMENT ADVISER, UNDERWRITER AND TRANSFER AGENT

Section 1.  Investment Adviser. The Trust may enter into written contracts with one or more persons (which term shall include any firm, corporation, trust or association), to act as investment adviser or investment subadviser to the Trust, and as such to perform such functions as the Trustees may deem reasonable and proper, including, without limitation, investment advisory, management, research, valuation of assets, clerical and administrative functions, under such terms and conditions, and for such compensation, as the Trustees may in their discretion deem advisable. Any investment adviser or investment sub-adviser, that is authorized, pursuant to such a contract entered into with the Trust or a Series, to determine from time to time what securities and other investments will be purchased, retained, sold, or exchanged by a Series shall, unless the contract otherwise provides, be authorized to implement those decisions, including the execution of investment documentation in connection therewith.

Upon the termination of any contract with Nuveen Institutional Advisory Corp., or any corporation affiliated with John Nuveen & Co. Incorporated, acting as investment adviser or manager, the Trustees are hereby required to promptly change the name of the Trust to a name which does not include “Nuveen” or any approximation or abbreviation thereof.

Section 2.  Underwriter; Transfer Agent. The Trust may enter into a written contract or contracts with an underwriter or underwriters or distributor or distributors whereby the Trust may either agree to sell Shares to the other party or parties to the contract or appoint such other party or parties its sales agent or agents for such Shares and with such other provisions as the Trustees may deem reasonable and proper, and the Trustees may in their discretion from time to time enter into transfer agency and/or shareholder service contract(s), in each case with such terms and conditions, and providing for such compensation, as the Trustees may in their discretion deem advisable.

Section 3.  Parties to Contract. Any contract of the character described in Sections 1 and 2 of this Article VIII or in Article X hereof may be entered into with any corporation, firm, partnership, trust or association, including, without limitation, the investment adviser, any investment subadviser or an affiliate of the investment adviser or investment subadviser, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, or otherwise interested in such contract and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article VIII, Article X, or the By-Laws. The same person (including a firm, corporation, partnership, trust or association) may be the other party to contracts entered into pursuant to Sections 1 and 2 above or Article X, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 3.

ARTICLE IX

SHAREHOLDERS’ VOTING POWERS AND MEETINGS

Section 1.  Voting Powers. The Shareholders shall have power to vote only: (a) for the election or removal of Trustees as provided in Article V, (b) with respect to any investment advisory or management contract to the extent required by the 1940 Act, (c) with respect to any termination of the Trust or a Series thereof to the extent and as provided in this Article IX, Section 1, (d) with respect to any amendment of this Declaration of Trust to the extent and as provided in Article XIII, Section 4, (e) with respect to a merger or consolidation of the Trust or any Series thereof with any corporation, association, trust or other organization or a reorganization or recapitalization of the Trust or Series thereof, or a sale, lease or transfer of all or substantially all of the assets of the Trust or any Series thereof (other than in the regular course of the Trust’s investment activities) to the extent and as provided in this Article IX, Section 1, (f) to the same extent as the shareholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (g) with respect to such additional matters relating to the Trust as may be required by law, the 1940 Act, this Declaration of Trust, the By-Laws of the Trust, or any registration of the Trust with the Commission or any State, or as the Trustees may consider necessary or desirable.

An affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding Shares of the Trust (or, in the event of any action set forth below affecting only one or more Series or Classes of the Trust, an affirmative vote of the holders of at least sixty-six and two-thirds percent of the outstanding Shares of such affected Series or Class) shall be required to approve, adopt or authorize (i) a merger or consolidation of the Trust or a Series of the Trust with any corporation, association, trust or other organization or a reorganization or recapitalization of the Trust or a Series of the Trust, (ii) a sale, lease or transfer of all or substantially all of the assets of the Trust or Series of the Trust (other than in the regular course of the Trust’s investment activities), or (iii) a termination of the Trust or a Series of the Trust (other than a termination by the Trustees as provided for in Section 1 of Article XIII hereof), unless in any case such action is recommended by the Trustees, in which case the affirmative vote of a majority of the outstanding voting securities of the Trust or the affected Series or Class shall be required. Nothing contained herein shall be construed as requiring approval of Shareholders for any transaction, whether deemed a merger, consolidation, reorganization or otherwise whereby the Trust issues Shares in connection with the acquisition of assets (including those subject to liabilities) from any other investment company or similar entity).

Section 2.  Meetings. Meetings of the Shareholders of the Trust or any one or more Series thereof may be called and held from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. Meetings of the Shareholders shall be held at such place within the United States, or may be held entirely or partly remotely, as shall be fixed by the Trustees, and stated in the notice of the meeting or otherwise communicated to Shareholders. Meetings of the Shareholders may be called by the Trustees and shall be called by the Trustees upon the written request of Shareholders owning at least one-tenth of the outstanding Shares entitled to vote. Shareholders shall be entitled to at least ten days’ written notice of any meeting, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of the adjournment.

Section 3.  Quorum and Action.  The Trustees shall set in the By-Laws the quorum required for the transaction of business by the Shareholders at a meeting, which quorum shall in no event be less than thirty percent (30%) of the Shares entitled to vote at such meeting. If a quorum is present when a duly called or held meeting is convened, the Shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of Shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

(a)  The Shareholders shall take action by the affirmative vote of the holders of a majority, except in the case of the election of Trustees which shall only require a plurality, of the Shares present in person or by proxy and entitled to vote at a meeting of Shareholders at which a quorum is present, except as may be otherwise required by any provision of this Declaration of Trust or the By-Laws.

Section 4.  Voting. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except that Shares held in the treasury of the Trust shall not be voted. In the event that there is more than one Series of the Shares, Shares shall be voted by individual Series on any matter submitted to a vote of the Shareholders of the Trust except as provided in Sections 2(a)(v) and 2(b) of Article IV. There shall be no cumulative voting in the election of Trustees or on any other matter submitted to a vote of the Shareholders. Shares may be voted in person or by proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Declaration of Trust or the By-Laws of the Trust to be taken by Shareholders.

Section 5.  Action by Written Consent in Lieu of Meeting of Shareholders. Any action required or permitted to be taken at a meeting of the Shareholders may be taken without a meeting by written action signed by all of the Shareholders entitled to vote on that action. The written action is effective when it has been signed by all of those Shareholders, unless a different effective time is provided in the written action.

ARTICLE X

CUSTODIAN

All securities and cash of the Trust shall be held by one or more custodians and subcustodians, each meeting the requirements for a custodian contained in the 1940 Act, or shall otherwise be held in accordance with the 1940 Act.

ARTICLE XI

DISTRIBUTIONS AND REDEMPTIONS

Section 1.  Distributions. The Trustees may in their sole discretion from time to time declare and pay, or may prescribe and set forth in a duly adopted vote or votes of the Trustees, the bases and time for the declaration and payment of, such dividends and distributions to Shareholders as they may deem necessary or desirable, after providing for actual and accrued expenses and liabilities (including such reserves as the Trustees may establish) determined in accordance with good accounting practices.

Section 2.  Redemption of Shares. All shares of the Trust shall be redeemable, at the redemption price determined in the manner set out in this Declaration, provided however that if the Trustees determine to issue ETF Shares of any ETF Class in Creation Units, then only ETF Shares of such ETF Class aggregating a Creation Unit shall be redeemable hereunder, unless the Trustees determine otherwise in their sole discretion and in accordance with the 1940 Act. The Trust shall redeem the Shares of the Trust or any Series or Class thereof at the price determined as hereinafter set forth, upon the appropriately verified application of the record holder thereof (or upon such other form of request as the Trustees may determine) at such office or agency as may be designated from time to time for that purpose by the Trustees. The Trustees may from time to time specify additional conditions, not inconsistent with the 1940 Act, regarding the redemption of Shares in the Trust’s then effective prospectus under the Securities Act of 1933, as amended.

Section 3.  Redemption Price. Shares shall be redeemed at their net asset value (less any applicable redemption fee or sales charge) determined as set forth in Section 7 of this Article XI as of such time as the Trustees shall have theretofore prescribed by resolution. In the absence .of such resolution, the redemption price of Shares deposited shall be the net asset value of such Shares next determined as set forth in such Section hereof after receipt of such application.

Section 4.  Payment. Payment of the redemption price of Shares of the Trust or any Series or Class thereof shall be made in cash or in property or partly in cash and partly in property to the Shareholder at such time and in the manner, not inconsistent with the 1940 Act or other applicable laws, as may be specified from time to time in the Trust’s then effective registration statement under the Securities Act of 1933, as amended.

Section 5.  Redemption of Shareholder’s Interest. The Trustees, in their sole discretion, may cause the Trust to redeem all of the Shares of the Trust or one or more Series of the Trust held by any Shareholder if the value of such Shares held by such Shareholder is less than the minimum amount established from time to time by the Trustees.

Section 6.  Suspension of Right of Redemption. Notwithstanding the foregoing, the Trust or a Series may postpone payment of the redemption price and may suspend the right of the holders of Shares to require the Trust to redeem Shares (a) during any period when the New York Stock Exchange (the “Exchange”) is closed (other than customary weekend and holiday closings), (b) when trading in the markets the Trust or such Series normally utilizes is restricted, or an emergency exists as determined by the Commission so that disposal of the Trust’s or Series investments or determination of its net asset value is not reasonably practicable, (c) for such other periods as the Commission may by order, rule or otherwise permit

Section 7.  Determination of Net Asset Value and Valuation of Portfolio Assets. The Trustees may in their sole discretion from time to time prescribe and shall set forth in the By-Laws or in a duly adopted vote or votes of the Trustees such bases and times for determining the per Share net asset value of the Shares and the valuation of portfolio assets as they may deem necessary or desirable.

The Trust may suspend the determination of net asset value during any period when it may suspend the right of the holders of Shares to require the Trust to redeem Shares.

ARTICLE XII

LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 1.  Limitation of Liability. No personal liability for any debt or obligation of the Trust shall attach to any Trustee of the Trust. Without limiting the foregoing, a Trustee shall not be responsible for or liable in any event for any neglect or wrongdoing of any officer, agent, employee, investment adviser, subadviser, principal underwriter or custodian of the Trust, nor shall any Trustee be responsible or liable for the act or omission of any other Trustee. Nothing contained herein shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Every note, bond, contract, instrument, certificate, Share or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust’ shall be conclusively deemed to have been executed or done only in or with respect to their or his capacity as Trustees or Trustee and neither such Trustees or Trustee nor the Shareholders shall be personally liable thereon.

Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall give notice that this Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, shall recite that the same was executed or made by or on behalf of the Trust by them as Trustees or Trustee or as officers or officer and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, and may contain such further recitals as they or he may deem appropriate, but the omission thereof shall not operate to bind any Trustees or Trustee or officers or officer or Shareholders or Shareholder individually.

All persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor.

Section 2.  Trustees’ Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions thereunder shall be binding upon everyone interested. A Trustee shall be liable only for his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as Trustees hereunder, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. In discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of any other party to any contract entered into hereunder. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

Section 3.  Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

Section 4.  Indemnification. Subject to the exceptions and limitations contained in this Section 4, every person who is, or has been, a Trustee, officer, employee or agent of the Trust,

including persons who serve at the request of the Trust as directors, trustees, officers, employees or agents of another organization in which the Trust has an interest as a shareholder, creditor or otherwise (hereinafter referred to as a “Covered Person”), shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been such a Trustee, director, officer, employee or agent and against amounts paid or incurred by him in settlement thereof.

No indemnification shall be provided hereunder to a Covered Person:

(a)  against any liability to the Trust or its Shareholders by reason of a final adjudication by the court or other body before which the proceeding was brought that he engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

(b)  with respect to any matter as to which he shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his action was .in the best interests of the Trust; or

(c)  in the event of a settlement or other disposition not involving a final adjudication (as provided in paragraph (a) or (b)) and resulting in a payment by a Covered Person, unless there has been either a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition, or a reasonable determination, based on a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct:

(i)  by a vote of a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter); or

(ii)  by written opinion of independent legal counsel.

The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel other than Covered Persons may be entitled by contract or otherwise under law.

Expenses of preparation and presentation of a defense to any claim, action, suit or proceeding subject to a claim for indemnification under this Section 4 shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Section 4, provided that either:

(a)  such undertaking is secured by a surety bond or some other appropriate security or the Trust shall be insured against losses arising out of any such advances; or

(b)  a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or independent legal counsel in a written opinion shall determine, based upon a review of the readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

As used in this Section 4, a “Disinterested Trustee” is one (x) who is not an Interested Person of the Trust (including anyone, as such Disinterested Trustee, who has been exempted from being an Interested Person by any rule, regulation or order of the Commission), and (y) against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending.

As used in this Section 4, the words “claim,” “action,” “suit” or “proceeding” shall apply to all claims, actions, suits, proceedings (civil, criminal, administrative or other, including appeals), actual or threatened; and the words “liability” and “expenses” shall include without limitation, attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

Section 5.  Shareholders. No personal liability for any debt or obligation of the Trust shall attach to any Shareholder or former Shareholder of the Trust. In case any Shareholder or former Shareholder of the Trust shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Trust to be held harmless from and indemnified against all loss and expense arising from such liability; provided, however, there shall be no liability or obligation of the Trust arising hereunder to reimburse any Shareholder for taxes paid by reason of such Shareholder’s ownership of any Share or for losses suffered by reason of any changes in value of any Trust assets. The Trust shall, upon request by the Shareholder or former Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Trust and satisfy any judgment thereon.

ARTICLE XIII

MISCELLANEOUS

Section 1.  Termination of Trust. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust or any Series of the Trust may be terminated at any time by the Trustees by written notice to the Shareholders of the Trust, or such Series as the case may be, without a vote of the Shareholders of the Trust, or of such Series, or the Trust or any Series of the Trust may be terminated by the affirmative vote of the Shareholders in accordance with- Section 1 of Article IX hereof.

Upon termination of the Trust or any Series thereof, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets of the Trust or of the particular Series thereof to distributable form in cash or other securities, or any combination thereof, and distribute the proceeds to the holders of the Shares of the Trust or such Series in the manner set forth by resolution of the Trustees.

Section 2.  Filing of Copies, References, Headings. The original or a copy of this Declaration and of each amendment hereto or restatement hereof and any Designation executed in accordance with Section 2 of Article IV hereof shall be kept in the office of the Trust where it may be inspected by any Shareholder and a copy of each such instrument shall be filed by the Trustees with the Secretary of the Commonwealth of Massachusetts, as well as any other governmental office where such filing may from time to time be required, provided, however, that the failure to so file will not invalidate this instrument or any properly authorized amendment hereto and/or restatement hereof, or Designation. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments, restatements or Designation have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this instrument or of any such amendments, restatements or Designations. In this instrument or in any such amendment, restatement or Designation, references to such instrument, and all expressions like “herein,” “hereof” and “hereunder,” shall be deemed to refer to such instrument as a whole and as amended or affected by any such amendment, and masculine pronouns shall be deemed to include the feminine and the neuter, as the context shall require. Headings are placed herein for convenience of reference only, and in case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument, each amendment hereto and/or restatement hereof, and any Designation may be executed in any number of counterparts, each of which shall be deemed an original.

Section 3.  Trustees May Resolve Ambiguities. The Trustees may construe any of the provisions of this Declaration insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any such construction hereof by the Trustees in good faith shall be conclusive as to the meaning to be given to such provisions.

Section 4.  Amendments. Except as otherwise specifically provided in this Declaration of Trust, this Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the then Trustees with the consent of Shareholders holding more than fifty percent (50%) of Shares entitled to vote except that an amendment which in the determination of the Trustees shall affect the holders of one or more Series or Classes of Shares but not the holders of all outstanding Series or Classes shall be authorized by vote of the Shareholders holding a majority of the Shares entitled to vote of each Series and Class affected and no vote of Shareholders of a Series or Class not affected shall be required. In addition, notwithstanding any other provision to the contrary contained in this Declaration of Trust, the Trustees may amend this Declaration of Trust without the vote or consent of Shareholders (i) at any time if the Trustees deem it necessary in order for the Trust or any Series or Class thereby to meet the requirements of applicable Federal or State laws or regulations, or the requirements of the regulated investment company provisions of the Internal Revenue Code, (ii) to designate Series or Classes or exercise other powers with respect thereto in accordance with Section 1 and 2 of Article IV hereof, (iii) change the name of the Trust or to supply any omission, cure any ambiguity or cure, correct or supplement any defective or inconsistent provision contained herein, or (iv) for any reason at any time before a registration statement under the Securities Act of 1933, as amended, covering the initial public offering of Shares has become effective.

Section 5.  Provisions in Conflict with Law or Regulations. The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any such provision, in whole or in part, conflicts with the 1940 Act, the regulated investment company provisions of the Code, and the regulations thereunder, or with other applicable laws and regulations, the conflicting provision, or the conflicting part or parts thereof, shall be deemed not to constitute a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

If any provision of this Declaration shall be held invalid or unenforceable, in whole or in part, in any jurisdiction, such invalidity or unenforceability shall attach only to such provision, or such part or parts thereof, in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

Section 6.  Writings. To the fullest extent permitted by applicable law, except as the Trustees may otherwise determine:

(a)  any requirements in this Declaration or in the By-laws that any action be taken by means of any writing, including, without limitation, any written instrument, any written consent or any written agreement, shall be deemed to be satisfied by means of any electronic record in such form that is acceptable to the Trustees provided such form is capable of conversion into a written form within a reasonable time; and

(b)  any requirements in this Declaration or in the By-laws that any writing be signed shall be deemed to be satisfied by any electronic signature in such form that is acceptable to the Trustees.

IN WITNESS WHEREOF, the undersigned, being the Trustees of the Trust, have executed this instrument as of the date first written above.

/s/ Joseph A. Boateng	/s/ Michael A. Forrester
Joseph A. Boateng, as Trustee	Michael A. Forrester, as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Thomas J. Kenny	/s/ Amy B.R. Lancellotta
Thomas J. Kenny, as Trustee	Amy B.R. Lancellotta, as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Joanne T. Medero	/s/ Albin F. Moschner
Joanne T. Medero, as Trustee	Albin F. Moschner, as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ John K. Nelson	/s/ Loren M. Starr
John K. Nelson, as Trustee	Loren M. Starr, as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Matthew Thronton III	/s/ Terence J. Toth
Matthew Thornton III, as Trustee	Terence J. Toth, as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Margaret L. Wolff	/s/ Robert L. Young
Margaret L. Wolff, as Trustee	Robert L. Young, as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606